Exhibit 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Amendment”) is made as of this 27th day of February, 2012, by and between Crane Co., a Delaware corporation (the “Company”), and Robert S. Evans (“Mr. Evans”).

WHEREAS, Mr. Evans currently serves as non-executive Chairman of the Board of Directors of the Company, and in such capacity receives compensation in accordance with an Agreement with the Company dated January 24, 2011 (the “Agreement”); and

WHEREAS, under the Agreement, Mr. Evans does not currently participate in the Company’s 2009 Non-Employee Director Compensation Plan (the “Plan”); and

WHEREAS, in lieu of certain cash compensation otherwise contemplated by the Agreement, the Plan has been amended to provide for an annual retainer for the Chairman of the Board, in the form of cash and “Deferred Stock Units” under the Plan, in an amount established by the Board from time (initially set at $225,000), all effective as of the 2012 annual meeting of stockholders of the Company; and

WHEREAS, the parties desire to amend the Agreement as provided herein to coordinate with the amendment to the Plan described above;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree that the Agreement is amended effective as of the date of the 2012 annual meeting of stockholders of the Company as follows:

1. Section 3(a) of the Agreement is amended to read as follows:

“(a) Fees. For his service as Chairman, Mr. Evans shall receive an annual retainer in the amount and form as provided by Section 11 of the Company’s 2009 Non-Employee Director Compensation Plan, as in effect from time to time. Such annual retainer shall be reviewed annually by the Management Organization and Compensation Committee.”

2. Except as expressly or by necessary implication amended hereby, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by authority of its Board of Directors, and Mr. Evans has hereunto set his hand, on the day and year first above written.

CRANE CO.

/s/ Robert S. Evans	By:	/s/ Augustus I. duPont
Robert S. Evans
	Title:	Vice President, General Counsel & Secretary